EXHIBITS 5.1 AND 23.2

                        SCHNEIDER WEINBERGER & BEILLY LLP
                    2200 Corporate Boulevard, N.W., Suite 210
                         Boca Raton, Florida 33431-7307



                                  June 17, 2005

Sense Holdings, Inc.
4503 N.W. 103rd Avenue, Suite 200
Sunrise, Florida   33351

         Re: Registration Statement on Form S-8 (the "Registration Statement") Sense Holdings, Inc. (the "Company")
               Sense Holdings, Inc. 2005 Equity Compensation Plan, as Amended (the "Plan")

Gentlemen:

         This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission ("Commission") with respect to the registration by the Company of an aggregate of 2,000,000 shares of Common Stock, $.10 par value per share, of the Company (the "Shares"). The Shares are covered by the Registration Statement and consist of 2,000,000 shares issuable under the Plan.

         In our capacity as counsel to the Company, we have examined the original, certified, conformed, photostat or other copies of the Company's Certificate of Incorporation and By-Laws, the Plan and various other agreements and option awards, corporate minutes provided to us by the Company and such other documents and instruments as we deemed necessary. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed photostat or other copies. In passing upon certain corporate records and documents of the Company we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and we express no opinion thereon.

         Subject to and in reliance upon the foregoing, we are of the opinion that the Shares to be issued as restricted stock grants and/or upon exercise of options granted and to be granted under the Plan, when issued in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion in the Registration Statement on Form S-8 to be filed with the Commission.


                                        Very truly yours,

                                        /s/ SCHNEIDER WEINBERGER & BEILLY LLP